Exhibit 99.1

Duluth Holdings Inc. Announces Fourth Quarter and Fiscal 2025 Financial Results

Fourth quarter 2025 Net Income of $7.8 million improves by $13.4 million versus prior year

Fourth quarter 2025 Gross Margin of 53.0% increases by 890 basis points versus prior year

Year-end inventory down 21.1% and full year positive Free Cash Flow of $16.6 million

MOUNT HOREB, WI – March 19, 2026 – Duluth Holdings Inc. (dba, Duluth Trading Company) (“Duluth Trading” or the “Company”) (NASDAQ: DLTH), a lifestyle brand of men’s and women’s workwear, casual wear, outdoor apparel and accessories, today announced its financial results for the fiscal Fourth Quarter ended February 1, 2026.

Summary of the Fourth Quarter ended February 1, 2026

•	Net Income of $7.8 million compared to net loss of $5.6 million in the prior year fourth quarter.

•	Reported EPS of $0.22; and adjusted EPS[1] of $0.23 adjusted for restructuring expenses of $0.3 million, net of tax.

•	Adjusted EBITDA[2] increased $8.9 million from the prior year to $17.5 million.

•	Inventory down $35.2 million or 21.1% vs. last year.

•	Cash and cash equivalents of $16.3 million with net liquidity of $141.3 million.

Summary of the Fiscal Year ended February 1, 2026

•	Net loss reduced to $16.2 million compared to a net loss of $43.6 million in the prior year.

•	Reported EPS loss of $0.47; and adjusted EPS[1] loss of $0.43 adjusted for restructuring and impairment expenses of $1.4 million, net of tax.

•	Adjusted EBITDA[2] increased $10.3 million from the prior year to $24.9 million.

•	Full year positive Free Cash Flow[3] of $16.6 million, an improvement of $41.8 million compared to the prior year

[1]	See Reconciliation of net income (loss) to adjusted net income (loss) and adjusted net income (loss) to adjusted EPS in the accompanying financial tables.
[2]	See Reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA in the accompanying financial tables.
[3]	See Reconciliation of free cash flow in the accompanying financial tables.

Management Commentary

President and CEO Stephanie Pugliese stated, “I couldn’t be prouder of the team’s disciplined efforts in managing promotional resets, controlling expenses, streamlining operations, and optimizing inventory levels. The strong operational execution in the fourth quarter and the year led to enhanced gross margin, lower operating costs, reduced inventory, and improved profitability and free cash flow.”

Pugliese concluded, “Looking ahead, we are focused on re-energizing our customer base through focusing our assortment on the core, lasting products our customers value most, and building on the momentum the team has created.”

Operating Results for the Fourth Quarter ended February 1, 2026

Net sales of $215.9 million, a decrease of $25.4 million or 10.5%, in the three months ended February 1, 2026 compared to $241.3 million in the three months ended February 2, 2025. Direct-to-consumer net sales decreased by 16.5% to $144.3 million due to lower traffic, partially offset by higher average order values. Retail store net sales increased by 4.7% to $71.6 million primarily driven by two new store openings, higher average order values and improved in-stocks.

Gross margin increased to 53.0% of net sales in the three months ended February 1, 2026, compared to 44.1% of net sales in the three months ended February 2, 2025 overcoming a $7.6 million tariff impact. The increase in gross margin rate was primarily driven by an increase in average unit retail prices from reduced promotional activity coupled with an improvement in product costs from our direct to factory sourcing initiative partially offset by tariff costs.

Selling, general and administrative expenses decreased $5.3 million, or 4.8%, to $105.4 million in the three months ended February 1, 2026 compared to $110.7 million in the three months ended February 2, 2025. Selling, general and administrative expenses as a percentage of net sales increased to 48.8% in the three months ended February 1, 2026, compared to 45.9% in the three months ended February 2, 2025. The increase in selling, general and administrative expense as a percentage of net sales was mainly driven by increased overhead expenses coupled with the decrease in net sales, partially offset by decreased advertising and variable expenses.

Balance Sheet and Liquidity

The Company ended the quarter with $16.3 million of cash and cash equivalents, $63.8 million of net working capital, no outstanding debt on the Asset Based Lending facility resulting in $141.3 million of net liquidity.

Fiscal 2026 Outlook

The Company provided the following fiscal 2026 outlook:

•	Net sales in the range of $540 million to $560 million

•	Adjusted EBITDA[1] in the range of $26 million to $30 million

•	Capital expenditures, inclusive of software hosting implementation costs, of approximately $12 million

Conference Call Information

A conference call and audio webcast with analysts and investors will be held on Thursday, March 19, 2026, at 9:30 am Eastern Time to discuss the results and answer questions.

•	Live conference call: 1-844-875-6915 (domestic) or 1-412-317-6711 (international)

•	Conference call replay available through March 26, 2026: 1-855-669-9658 (domestic) or 1-412-317-0088 (international)

•	Replay access code: 2766842

•	Live and archived webcast: ir.duluthtrading.com

Participants can pre-register for the earnings conference call to expedite their entry into the call and avoid waiting for a live operator. To pre-register for the call, please visit https://dpregister.com/sreg/10207047/10363a9243d and enter your contact information. You will then be issued a personalized phone number and pin to dial into the live conference call. Investors can pre-register any time prior to the start of the conference call.

About Duluth Trading

Duluth Trading is a lifestyle brand for the Modern, Self-Reliant American. Based in Mount Horeb, Wisconsin, we offer high quality, solution-based workwear, casual wear, and accessories for men and women who lead a hands-on lifestyle and who value a job well-done. We provide our customers an engaging and entertaining experience. Our marketing incorporates humor and storytelling that conveys the uniqueness of our products in a distinctive, fun way, and are available through our content-rich website, catalogs, and “store like no other” retail locations. We are committed to outstanding customer service backed by our “No Bull Guarantee” - if it’s not right, we’ll fix it. Visit our website at http://www.duluthtrading.com.

Non-GAAP Measurements

Management believes that non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods. Within this release, including the tables attached hereto, reference is made to adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), Free Cash Flow and Forecasted Adjusted EBITDA. See attached table “Reconciliation of Net Income (Loss) to EBITDA and EBITDA to Adjusted EBITDA,” for a reconciliation of net (loss) income to EBITDA and EBITDA to Adjusted EBITDA for the three months and fiscal year ended February 1, 2026, versus the three months and fiscal year ended February 2, 2025, “Free Cash Flow” as a liquidity measure for the fiscal years ended February 1, 2026 and February 2, 2025, “Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Net Income (Loss) to Adjusted EPS” for a reconciliation of net income (loss) to adjusted net income (loss) and adjusted net income (loss) to adjusted EPS for the three months and fiscal years ended February 1, 2026 and February 2, 2026 and “Reconciliation of Forecasted Net Loss to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA” for a reconciliation of forecasted net loss to EBITDA and EBITDA to Adjusted EBITDA for the fiscal year ended January 31, 2027.

Adjusted EBITDA is a metric used by management and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.

Management believes Free Cash Flow is a useful measure of performance as an indication of an organization’s financial strength and provides additional perspective on the ability to efficiently use capital in executing growth strategies. Free Cash Flow is used to facilitate a comparison of operating performance on a consistent basis from period-to-period and the ability to generate cash. Free Cash Flow is defined as net cash provided by operating activities less purchase of property and equipment.

Adjusted Net Income (Loss) and Adjusted EPS is a metric used by management and frequently used by the financial community, which provides insight into the effectiveness of our business strategies and to compare our performance against that of peer companies. Adjusted Net Income (Loss) and Adjusted EPS excludes restructuring expenses and impairment expenses that are not comparable from period to period.

The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company’s management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company’s GAAP financial results and should be read in conjunction with those GAAP results.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this press release, including statements concerning Duluth Trading’s plans, objectives, goals, beliefs, business strategies, future events, business conditions, its results of operations, financial position and its business outlook, business trends and certain other information herein, including statements under the heading “Fiscal 2026 Outlook” are forward-looking statements. You can identify forward looking statements by the use of words such as “may,” ”might,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “believe,” “estimate,” “project,” “target,” “predict,” “intend,” “future,” “budget,” “goals,” “potential,” “continue,” “design,” “objective,” “forecasted,” “would” and other similar expressions. The forward-looking statements are not historical facts, and are based upon Duluth Trading’s current expectations, beliefs, estimates, and projections, and various assumptions, many of which, by their nature, are inherently uncertain and beyond Duluth Trading’s control. Duluth Trading’s expectations, beliefs and projections are expressed in good faith, and Duluth Trading believes there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, estimates, and projections will be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the forward-looking statements, including, among others, the risks, uncertainties, and factors set forth under Part 1, Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K filed with the SEC on March 24, 2025 and other factors as may be periodically described in Duluth Trading’s subsequent filings with the SEC. These risks and uncertainties include, but are not limited to, the following: the impact of inflation and measures to control inflation on our results of operations; the prolonged effects of economic uncertainties on store and website traffic; the susceptibility of the price and availability of our merchandise to international trade conditions including tariffs; changes in U.S. and non-U.S. laws affecting the importation and taxation of goods, including imposition of unilateral tariffs on imported goods; our ability to secure the personal and/or financial information of our customers and employees; disruptions to our distribution network, supply chains and operations; failure to effectively manage inventory levels; our ability to maintain and enhance a strong brand and sub-brand image; adapting to declines in consumer confidence, inflation and decreases in consumer spending; disruptions to our e-commerce platform; our ability to meet customer delivery time expectations; our ability to properly allocate inventory throughout our distribution network to fulfill customer demand; our failure to meet our debt covenant ratios; natural disasters, unusually adverse weather conditions, boycotts, prolonged public health crises, epidemics or pandemics and unanticipated events; generating adequate cash from our existing stores and direct sales to support our growth; the impact of changes in corporate tax regulations and sales tax; identifying and responding to new and changing customer preferences; the success of the locations in which our stores are located; effectively relying on sources for merchandise located in foreign markets; transportation delays and interruptions, including port congestion; our inability to timely and effectively obtain shipments of products from our suppliers and deliver merchandise to our customers; the inability to maintain the performance of our maturing store portfolio; our inability to deploy marketing tactics and commit adequate resources to support marketing in order to retain and attract new customers; our ability to successfully open new stores; effectively adapting to new challenges associated with our expansion into new geographic markets; competing effectively in an environment of intense competition or elevated promotions; our ability to adapt to significant changes in sales due to the seasonality of our business; price reductions or inventory shortages resulting from failure to purchase the appropriate amount of inventory in advance of the season in which it will be sold; the potential for further increases in price and lack of availability of raw materials; our dependence on third-party vendors to provide us with sufficient quantities of merchandise at acceptable prices; failure of our vendors and their manufacturing sources to use acceptable labor or other practices; our dependence upon key executive management or our inability to hire or retain the talent required for our business; increases in costs of fuel or other energy, transportation or utility costs and in the costs of labor and employment; failure of our information technology systems to support our current and growing business, before and after our planned upgrades; disruptions in our supply chain and fulfillment centers; our inability to protect our trademarks or other intellectual property rights; infringement on the intellectual property of third parties; acts of war, terrorism or civil unrest; the impact of governmental laws and regulations and the outcomes of legal proceedings; failure to comply with data privacy regulation; our ability to comply with the security standards for the credit card industry; our failure to maintain adequate internal controls over our financial and management systems; acquisition, disposition, and development risks; and other factors that may be disclosed in our SEC filings or otherwise. Forward-looking statements speak only as of the date the statements are made. Duluth Trading assumes no obligation to update forward-looking statements to reflect actual results, subsequent events or circumstances or other changes affecting forward-looking information except to the extent required by applicable securities laws.

The Company revised its prior period financial statements for an accounting correction related to sales tax collections to the Company’s Condensed Consolidated Balance Sheets that are primarily related to accrued expenses and other current liabilities, deferred taxes and retained earnings, as well as corresponding impacts to the Company’s other Consolidated Financial Statements. The impacts of these revisions were not material to the Company’s previously filed financial statements. These revisions relate to immaterial corrections that were identified by management and when accumulated, required a correction to the Company’s previously filed financial statements.

Investor Contacts:

Heena Agrawal

Senior Vice President and Chief Financial Officer

Chris Steffes

Senior Director of Financial Planning and Analysis

Email: IR@duluthtrading.com

(Tables Follow)

***

DULUTH HOLDINGS INC.

Condensed Consolidated Balance Sheets

(Unaudited)

(Amounts in thousands)

	February 1, 2026	February 2, 2025
ASSETS
Current Assets:
Cash and cash equivalents	$16,345	$3,335
Receivables	2,710	3,970
Inventory, net	131,342	166,545
Prepaid expenses & other current assets	21,654	17,781

Total current assets	172,051	191,631
Property and equipment, net	96,913	111,560
Operating lease right-of-use assets	89,283	102,663
Finance lease right-of-use assets, net	29,577	32,957
Available-for-sale security	4,763	4,491
Other assets, net	10,022	9,140

Total assets	$402,609	$452,442

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$48,226	$73,882
Accrued expenses and other current liabilities	39,693	35,684
Income tax payable	178	65
Current portion of operating lease liabilities	16,449	15,534
Current portion of finance lease liabilities	2,681	2,541
Current maturities of TRI long-term debt[1]	1,020	931

Total current liabilities	108,247	128,637
Operating lease liabilities, less current portion	76,008	89,222
Finance lease liabilities, less current portion	27,940	30,621
TRI long-term debt, less current maturities[1]	23,337	24,283
Deferred tax liabilities	962	—

Total liabilities	236,494	272,763
Treasury stock	(2,922)	(2,332)
Capital stock	110,794	108,009
Retained earnings	61,332	77,721
Accumulated other comprehensive income	(231)	(722)

Total shareholders’ equity of Duluth Holdings Inc.	168,973	182,676
Noncontrolling interest	(2,858)	(2,997)

Total shareholders’ equity	166,115	179,679

Total liabilities and shareholders’ equity	$402,609	$452,442

[1]

Represents debt of the variable interest entity, TRI Holdings, LLC, that is consolidated in accordance with ASC 810, Consolidation. Duluth Holdings Inc. is not the guarantor nor the obligor of this debt.

DULUTH HOLDING INC.

Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share figures)

	Three Months Ended		Fiscal Year Ended
	February 1, 2026	February 2, 2025	February 1, 2026	February 2, 2025
Net sales	$215,893	$241,270	$565,184	$626,629
Cost of goods sold (excluding depreciation and amortization)	101,499	134,791	263,570	318,119

Gross profit	114,394	106,479	301,614	308,510
Selling, general and administrative expenses	105,392	110,720	310,546	337,623
Restructuring expense	375	—	1,225	7,748

Operating income (loss)	8,627	(4,241)	(10,157)	(36,861)
Interest expense	1,020	1,322	5,201	4,554
Other income, net	540	6	295	173

Income (loss) before income taxes	8,146	(5,557)	(15,064)	(41,242)
Income tax expense	356	4	1,185	2,370

Net income (loss)	7,790	(5,561)	(16,249)	(43,612)
Less: Net income attributable to noncontrolling interest	44	25	139	59

Net income (loss) attributable to controlling interest	$7,746	$(5,586)	$(16,388)	$(43,671)

Basic earnings per share (Class A and Class B):
Weighted average shares of common stock outstanding	34,537	33,510	34,619	33,368

Net income (loss) per share attributable to controlling interest	$0.22	$(0.17)	$(0.47)	$(1.31)

Diluted earnings per share (Class A and Class B):
Weighted average shares and equivalents outstanding	35,512	33,510	34,619	33,368

Net income (loss) per share attributable to controlling interest	$0.22	$(0.17)	$(0.47)	$(1.31)

DULUTH HOLDINGS INC.

Consolidated Statements of Cash Flows

(Unaudited)

(Amounts in thousands)

	Fiscal Year Ended
	February 1, 2026	February 2, 2025
Cash flows from operating activities:
Net loss	$(16,249)	$(43,612)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	25,471	32,282
Stock-based compensation	2,506	4,046
Deferred income taxes	962	1,767
Loss on disposal of property and equipment	170	473
Changes in operating assets and liabilities:
Receivables	1,260	1,985
Income taxes receivable	—	617
Inventory	35,203	(40,788)
Prepaid expense & other assets	855	1,085
Software hosting implementation costs, net	(5,575)	(3,171)
Trade accounts payable	(24,900)	22,863
Income taxes payable	113	65
Accrued expenses and deferred rent obligations	3,412	2,059
Other	(138)	473
Noncash lease impacts	1,082	2,939

Net cash provided by (used in) operating activities	24,172	(16,917)

Cash flows from investing activities:
Purchases of property and equipment	(7,600)	(8,329)
Principal receipts from available-for-sale security	220	200

Net cash used in investing activities	(7,380)	(8,129)

Cash flows from financing activities:
Proceeds on line of credit	175,126	83,500
Payments on line of credit	(175,126)	(83,500)
Payments on TRI long term debt	(930)	(846)
Payments on finance lease obligations	(2,541)	(2,721)
Shares withheld for tax payments on vested restricted stock	(590)	(594)
Other	279	385

Net cash used in financing activities	(3,782)	(3,776)

Increase (decrease) in cash and cash equivalents	13,010	(28,822)
Cash and cash equivalents at beginning of period	3,335	32,157

Cash and cash equivalents at end of period	$16,345	$3,335

DULUTH HOLDINGS INC.

Reconciliation of Net Income (Loss) to EBITDA and EBITDA to Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Three Months Ended		Fiscal Year Ended
	February 1, 2026	February 2, 2025	February 1, 2026	February 2, 2025
Net income (loss)	$7,790	$(5,561)	$(16,249)	$(43,612)
Depreciation and amortization	5,943	7,552	25,471	31,133
Amortization of internal-use software hosting subscription implementation costs	1,240	1,425	4,732	5,281
Interest expense	1,020	1,322	5,201	4,554
Income tax expense	356	4	1,185	2,370

EBITDA (non-GAAP)	$16,350	$4,742	$20,341	$(274)
Long-term incentive expense	733	800	2,811	4,152
Impairment expenses	—	2,998	549	2,998
Restructuring expense	375	—	1,225	7,748

Adjusted EBITDA (non-GAAP)	$17,458	$8,540	$24,926	$14,624

DULUTH HOLDINGS INC.

Free Cash Flow

(Unaudited)

	Fiscal Year Ended
	February 1, 2026	February 2, 2025
(in thousands)
Net cash provided by (used in) operating activities	$24,172	$(16,917)
Purchases of property and equipment	(7,600)	(8,329)

Free Cash Flow (non-GAAP)	$16,572	$(25,246)

DULUTH HOLDINGS INC.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss) and Adjusted Net Income (Loss) to Adjusted EPS

(Unaudited)

	Three Months Ended				Twelve Months Ended
	February 1, 2026		February 2, 2025		February 1, 2026		February 2, 2025
(in thousands, except per share amounts)	Amount	Per share	Amount	Per share	Amount	Per share	Amount	Per share
Net income (loss) attributable to controlling interest	$7,745	0.22	$(5,586)	(0.17)	$(16,388)	(0.47)	$(43,671)	(1.31)
Plus: Restructuring expenses	375	0.01	—	—	1,225	0.04	7,748	0.23
Plus: Impairment expenses	—	—	2,998	0.09	549	0.02	2,998	0.09
Income tax effect of adjustments to net loss	(86)	(0.00)	(690)	(0.02)	(408)	(0.01)	(2,472)	(0.07)

Adjusted net income (loss)	$8,034	0.23	$(3,278)	(0.10)	$(15,022)	(0.43)	$(35,397)	(1.06)

DULUTH HOLDINGS INC.

Reconciliation of Forecasted Net Loss to Forecasted EBITDA and Forecasted EBITDA to Forecasted Adjusted EBITDA

(Unaudited)

(Amounts in thousands)

	Low	High
Forecasted
Net loss	$(11,800)	$(7,500)
Depreciation and amortization	25,200	25,200
Amortization of internal-use software hosting subscription implementation costs	4,800	4,800
Interest expense	3,800	3,500
Income tax expense	200	200

EBITDA (non-GAAP)	$22,200	$26,200
Long-term incentive expense	3,800	3,800

Adjusted EBITDA (non-GAAP)	$26,000	$30,000